UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-1597419
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

121 Woodlands Avenue 5, Singapore	739009
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6018-2562

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 12, 2025, Seagate Technology Holdings plc (the “Company”) and Seagate Data Storage Technology Pte. Ltd. (“SDST”), a subsidiary of the Company, entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, SDST, Seagate Technology Unlimited Company (“STUC”) and Seagate HDD Cayman (“HDD” and, together with the Company and STUC, the “Guarantors”) and the initial purchasers named therein (the “Initial Purchasers”), pursuant to which SDST has agreed to issue and sell, and the Initial Purchasers have agreed to purchase $400 million aggregate principal amount of 5.875% Senior Notes due 2030 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to certain non-U.S. persons in reliance on Regulation S under the Securities Act. The offering of the Notes is expected to close on May 27, 2025, subject to satisfaction of customary closing conditions. PJT Partners served as financial advisor to the Company for the transaction.

The Notes will be senior unsecured debt obligations of SDST and will initially be guaranteed on a senior unsecured basis by the Guarantors. The Company intends to use the net proceeds from the offering of the Notes to redeem in full HDD’s 4.875% Senior Notes due 2027 (“2027 Notes”).

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Guarantors and SDST, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities.

Certain of the Initial Purchasers or their affiliates are lenders and/or agents under SDST’s existing credit agreement.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On May 12, 2025, the Company issued a press release announcing the pricing of SDST’s offering of the Notes. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated as of May 12, 2025, by and among Seagate Data Storage Technology Pte. Ltd., Seagate HDD Cayman, Seagate Technology Holdings plc, Seagate Technology Unlimited Company and the initial purchasers named therein

99.1	Press Release, dated May 12, 2025, of Seagate Technology Holdings plc entitled “Seagate Announces Pricing of $400 Million of Senior Unsecured Notes.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2025	SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

	By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)